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                                                                    EXHIBIT 10.7

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER THE LAWS OF ANY STATE, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------

$1,416,089.97                                                      July 18, 2007

         FOR VALUE RECEIVED, RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado (hereinafter referred to as the "BORROWER"), hereby promises to pay to the order of CANVASBACK COMPANY LIMITED, an Anguilla company, (hereinafter referred to as the "LENDER"), at his/her/its principal address located at Hannah Waiver House, The Valley, Anguilla BWI, or such other place or places as the Lender may hereafter direct from time to time, in lawful money of the United States and in immediately available funds, the principal sum of One Million Four Hundred Sixteen Thousand and Eighty-Nine Dollars and Ninety-Seven Cents ($1,416,089.97). This Convertible Promissory Note (hereinafter referred to as the "NOTE") shall accrue simple interest at the rate of ten percent (10%) per annum, calculated on the basis of a 365-day year from the date of this Note. The aggregate amount of all principal and accrued interest shall be due and payable on the second (2nd) anniversary of the date hereof (hereinafter referred to as the "MATURITY DATE"). This Note shall be unsecured by the Borrower or any other person, and non-recourse to any shareholder, officer, director, employee, agent or representative of the Borrower.

1. PURCHASE AGREEMENT. This Note is issued pursuant to that certain Note Purchase Agreement, dated as of October 17, 2006 and as amended on December 15, 2006 by Amendment No. 1 and on July 18, 2007 by Amendment No. 2, by and between the Borrower and the Lender (as amended, the "PURCHASE AGREEMENT"), and is subject to the provisions thereof. If any dispute arises between the terms of the Purchase Agreement and the terms of this Note, the terms of the Purchase Agreement shall prevail. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth in the Purchase Agreement

2. CONVERSION. If, during the Conversion Period, in the sole and exclusive option of the Lender, the Lender should desire to convert the amount of indebtedness represented hereby, or a portion thereof, into Subsequent Conversion Shares in lieu of the repayment obligation of such Borrower pursuant to this Note, then Lender shall give notice to such effect prior to the Maturity Date and in compliance with the terms and restrictions of the Purchase Agreement. The number of Subsequent Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the aggregate amount of principal and accrued but unpaid interest on this Note as of the date of conversion, by the Conversion Price. If this Note, or any portion of indebtedness represented hereby, is converted into Subsequent Conversion Shares as provided herein, then the provisions of this Note relating to the obligation of the Borrower to pay principal and interest to Lender, set forth above, shall be null and void and no payment of principal and interest shall be owed or paid by Borrower thereafter with respect to the amount of indebtedness converted into Subsequent Conversion Shares.


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3. INTEREST PAYMENTS. With the Lender's prior written approval, the Borrow may pay the accrued interest on the principal amount of this Note, in whole or in part, at any time and from time to time, without penalty, during the term of this Note or at the Maturity Date.

4. NO VOTING RIGHTS. This Note shall not entitle Lender to any voting rights or other rights as a stockholder of Borrower.

5. TRANSFERS. This Note may be transferred only in compliance with the Note Purchase Agreement and with applicable federal and state securities laws, and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower. Thereupon, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Lender agrees to provide a form W-9 to Borrower on request.

6. WAIVER. No waiver of any provision of this Note shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. This Note shall inure to the benefit of the Lender, his heirs, executors, successors and permitted assigns, PROVIDED, however, that this Note shall not be assignable to any party by contract or by operation of law without the prior written consent of the Borrower. The obligations of the Borrower arising hereunder shall become the obligations of any successor in interest or assignee thereof, whether by contract or by operation of law.

7. GOVERNING LAW; VENUE. This Note shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Note, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.


THE BORROWER:

RECLAMATION CONSULTING                      ATTEST:
 AND APPLICATIONS, INC.


     By: /s/ Gordon Davies                     By: /s/ Mike Davies
         Gordon Davies                               Mr. Mike Davies
         President                                   Secretary


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